UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

AUDIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35528	91-2061537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 Clyde Avenue

Mountain View, CA 94043

(Address of principal executive offices) (Zip code)

(650) 254-2800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Audience, Inc. (the “Company”) on January 31, 2013 (the “Prior Form 8-K”), to correct certain information furnished in the Prior Form 8-K. Except as set forth herein, this Amendment does not modify or update any other disclosure contained in the Prior Form 8-K or the exhibit thereto.

Item 2.02. Results of Operations and Financial Condition

The previously reported financial results for the fourth quarter and year ended December 31, 2012 have been revised to reflect the impact of increasing the deferred tax asset by $380,000 and increasing the income tax benefit by the same amount. The revision to the income tax benefit resulted in a generally accepted accounting principles (“GAAP”) net income for the fourth quarter of 2012 in the amount of $3.4 million, or $0.15 per diluted share. For the year ended December 31, 2012, GAAP net income was revised to be $15.6 million, or $0.65 per diluted share. The revision had no impact on the Company’s non-GAAP net income and per share information. Set forth below is a summary of the impact of the revision on the consolidated balance sheet as of December 31, 2012, and the consolidated statements of comprehensive income for the three and twelve months ended December 31, 2012.

•	Consolidated Balance Sheets as of December 31, 2012 (in thousands):

•	The amount of “Other noncurrent assets” has been revised to be $1,389 instead of $1,009 and therefore, “Total assets” has been revised to be $170,859 instead of $170,479.

•	The amount of “Accumulated deficit” has been revised to be $(26,550) instead of $(26,930) and therefore, “Total stockholders’ equity” has been revised to be $145,935 instead of $145,555.

•	Consolidated Statements of Comprehensive Income for the three months ended December 31, 2012 (in thousands):

•	The amount of “Income tax benefit” has been revised to be $(1,584) instead of $(1,204).

•	The amount of “Net income” has been revised to be $3,439 instead of $3,059.

•	The amount of “Net income per share–basic” has been revised to be $0.17 instead of $ 0.15 and “Net income per share–diluted” has been revised to be $0.15 instead of $0.14.

•	The “Net comprehensive income” has been revised to be $3,442 instead of $3,062.

•	Consolidated Statements of Comprehensive Income for the year ended December 31, 2012 (in thousands):

•	The amount of “Income tax benefit” has been revised to be $(1,152) instead of $(772).

•	The “Net income” has been revised to be $15,597 instead of $15,217.

•	The amount of “Undistributed earnings allocated to preferred stockholders” has been revised to be $(3,583) instead of $(3,481).

•	The amount of “Adjustment for undistributed earnings reallocated to the holders of common stock” has been revised to be $402 instead of $390.

•

The amount of “Net income attributable to common stockholders–diluted” has been revised to be $10,169 instead of $9,879 such that “Net income per share–basic” has been revised to be $0.73 instead of $0.71 and “Net income per share–diluted” has been revised to be $0.65 instead of $0.63.

•	The “Net comprehensive income” has been revised to be $15,631 instead of $15,251.

The consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 reflect the correct amounts.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDIENCE, INC.

Date: March 4, 2013	By:	/s/ Kevin S. Palatnik
	Name:	Kevin S. Palatnik
	Title:	Chief Financial Officer